Exhibit 99.1

ESAB Corporation Completes Acquisition of Eddyfi Technologies

NORTH BETHESDA, MD — June 2, 2026 — ESAB Corporation (“ESAB” or the “Company”) (NYSE: ESAB), a focused premier industrial compounder, announced today it has completed its acquisition of Eddyfi Technologies (“Eddyfi”), a global leader in advanced inspection and monitoring technologies.

The addition of Eddyfi’s best-in-class instrumentation and monitoring technology builds on ESAB’s market leading end-to-end workflow solution and accelerates ESAB’s compounder journey.

“We are thrilled to welcome the Eddyfi team to ESAB,” said Shyam Kambeyanda, President and CEO of ESAB. “This acquisition marks an important milestone in our intentional strategy to extend into the inspection and monitoring space, a mission-critical market where we see an impressive long-term runway for compounding growth at attractive margins.”

Kambeyanda continued, “By combining Eddyfi’s technology leadership with our global scale, ESAB becomes an unrivaled provider of complete workflow solutions spanning fabrication, inspection, and monitoring. Eddyfi strengthens our portfolio, accelerates ESAB’s journey toward a business that is faster growing, higher margin, and less cyclical, and reinforces our position as the partner of choice for customers where quality, productivity, and asset integrity are non-negotiable.”

“Beyond the strategic fit, the Eddyfi team has their culture grounded in technology leadership, a strong growth mindset, and an entrepreneurial spirit. Their values align with ESAB’s culture and the way we build businesses.  We place strong emphasis on a winning mentality, and we firmly believe that long-term success comes from building, investing in, and supporting teams over time. I’m confident this shared philosophy will enable Eddyfi to thrive and unlock extraordinary long-term value for our shareholders,” Kambeyanda concluded.

“Joining ESAB marks the beginning of a new chapter for Eddyfi, one that allows us to accelerate what we do best: innovating and solving critical challenges for our customers. With ESAB’s global reach and resources, we will move faster, expand our impact, and continue delivering the advanced inspection and monitoring solutions our customers rely on every day. Just as importantly, our teams, our technologies, and our commitment to our customers remain unchanged. We are building from a position of strength, with even greater opportunity ahead,” said Jeff Anderson, President, Eddyfi Technologies.

ESAB’s second quarter results will include one month of Eddyfi’s financial results, which was not reflected in ESAB’s outlook provided on May 7. ESAB will provide updated full year guidance including the impact of Eddyfi on our second quarter earnings call. “We are excited about the impact that Eddyfi will have on our business and look forward to updating you more fully on our second quarter earnings call,” said Kambeyanda.

About ESAB

Founded in 1904, ESAB Corporation (NYSE: ESAB) is a focused premier industrial compounder. The Company’s rich history of innovative products, workflow solutions and business system, EBXai, enables its purpose of Shaping the world we imagineTM. ESAB Corporation is based in North Bethesda, Maryland and employs more than 9,000 associates and serves customers in approximately 150 countries. To learn more, visit www.ESABcorporation.com.

About Eddyfi

Eddyfi is a global leader in advanced non-destructive testing instrumentation, providing inspection technologies to assess structural integrity of critical assets. Eddyfi offers a broad and integrated range of capabilities, including test and measurement instrumentation, advanced sensing, automated remote monitoring, robotics and software across key industries such as nuclear power generation, aerospace, defense, civil infrastructure, oil and gas, transportation and more. Headquartered in Québec (Canada), with a global footprint, world class R&D capabilities and deep domain expertise, Eddyfi serves customers in more than 110 countries and empowers them to enhance safety and productivity, protect the environment and save lives. Eddyfi employs more than 1,000 people.

Forward-Looking Statements

This press release includes forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning the Company’s plans, goals, objectives, outlook, expectations, and intentions, and other statements that are not historical or current fact. Forward-looking statements are based on the Company’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements, including general risks and uncertainties such as market conditions, economic conditions, geopolitical events, changes in laws, regulations or accounting rules, fluctuations in interest rates, terrorism, wars or conflicts, major health concerns, natural disasters or other disruptions of expected business conditions. Factors that could cause the Company’s results to differ materially from current expectations include, but are not limited to, risks related to the impact of the war in Ukraine and the conflict in the Middle East and the resulting escalating geopolitical tensions; impact of supply chain disruptions; the impact of creditworthiness and financial viability of customers; impact of inflationary pressures, tariffs and trade policies, foreign exchange fluctuations and commodity prices; other impacts on the Company’s business and ability to execute business continuity plans; and the other factors detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the U.S. Securities and Exchange Commission (“SEC”) on February 20, 2026 as well as other risks discussed in the Company’s filings with the SEC. In addition, these statements are based on assumptions that are subject to change. This press release speaks only as of the date hereof. The Company disclaims any duty to update the information herein.

Investor Relations Contact:

Mark Barbalato

Vice President, Investor Relations

E-mail: investorrelations@esab.com

Phone: 1-301-323-9098

Media Contact:

Tilea Coleman

Vice President, Corporate Communications

E-mail: mediarelations@esab.com